EXHIBIT 8
                                                                       ---------



PRICEWATERHOUSECOOPERS  [GRAPHIC OMITTED - LOGO]
--------------------------------------------------------------------------------

                                                PRICEWATERHOUSECOOPERS LLP
                                                CHARTERED ACCOUNTANTS
                                                111 5th Avenue, SW, Suite 3100
                                                Calgary, Alberta
                                                Canada T2P 5L3
                                                Telephone +1 (403) 509 7500
                                                Facsimile +1 (403) 781 1825



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Annual Report on Form 40-F of Western Oil Sands of our report dated February 18, 2004 relating to the consolidated financial statements for the years ended December 31, 2002 and 2003, which appears in the Annual Report to Shareholders.



/s/ PricewaterhouseCoopers LLP
------------------------------

Calgary, Alberta, Canada
February 18, 2004





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.